Exhibit 99.2

 © 2021 Tapestry, Inc.  2  This presentation contains certain “forward-looking statements” based on management’s current expectations. Forward-looking statements include, but are not limited to statements which can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," "expect," "intend," "estimate," "continue," "project," "guidance," "forecast," “outlook,” "anticipate," “moving,” “leveraging,” “capitalizing,” “developing,” “drive,” “targeting,” “assume,” “plan,” “build,” “pursue,” “maintain,” “on track,” “well positioned to,” “look forward to,” “to acquire,” “achieve,” “focus,” “strategic vision,” “growth opportunities,” “Acceleration Program,” “we are accelerating” or comparable terms, and similar or other references to future periods. Statements herein regarding our business and growth strategies; our plans, objectives, goals, beliefs, future events, business conditions, results of operations and financial position; and our business outlook and business trends are forward-looking statements.Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements due to a number of important factors. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:    the impact of the Covid-19 pandemic, including impacts on our supply chain due to temporary closures of our manufacturing partners and shipping and fulfillment constraints;the ability to control costs and successfully execute our growth strategies and our Acceleration Program; the impact of economic conditions;the ability to anticipate consumer preferences and retain the value of our brands, including our ability to execute on our e-commerce and digital strategies;the risks associated with operating in international markets and global sourcing activities;the ability to achieve intended benefits, cost savings and synergies from acquisitions; the risk of cybersecurity threats and privacy or data security breaches;the impact of pending and potential future legal proceedings; and, the impact of legislation.  Please refer to the Company’s latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors.We assume no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

 3  © 2021 Tapestry, Inc.  Stretch What’s Possible   STRETCH speaks to how tensions challenge and pull us in new directions. These tensions compel us to look beyond ourselves and embrace new perspectives, experiences and ideas. WHAT’S POSSIBLE refers to what happens when we embrace the creative tensions within each other, in our industry and in society. We push past boundaries, pull out the unexpected and expand what’s possible.   PURPOSE

 © 2021 Tapestry, Inc.  4  DEDICATED TO THE DREAM  HOLD TO HIGH STANDARDS  EMBRACE DIFFERENCE BY DESIGN  BREAK THROUGH WITH MAGIC AND LOGIC  STAND TALLER TOGETHER  Built by go-getters who saw unseen needs and took daring leaps, we channel that same passion today, doing what it takes to make the dream happen and refusing to settle for anything less.   From how we source, to how we sew, to how we sell, we insist on the highest integrity at each step, doing things right, no matter what; because when it’s hard is when it matters most.   The kind of ingenuity that turns heads, that turns objects into icons, comes only from the places few have looked before—so diverse perspectives are the greatest assets we have.   Art and science. Design and data. Delight and discipline. For us, in the balance of these forces is where breakthroughs lie, and where our name was built.   At Tapestry, we create the roof under which our people can share knowledge and learning with each other and we set the foundation that frees our brands to shine on their own.   VALUES

 5  established 1986STYLISH, CONFIDENT, SOPHISTICATED  established 1941AUTHENTIC, COURAGEOUS, INCLUSIVE  © 2021 Tapestry, Inc.            established 1986STYLISH, CONFIDENT, SOPHISTICATED  established 1941AUTHENTIC, COURAGEOUS, INCLUSIVE  established 1993JOYFUL, OPTIMISTIC, COLORFUL

 © 2021 Tapestry, Inc.  6  Tapestry Revenue Breakdown    Global house of brands with strong direct to consumer distribution  Figures as of FY21.

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Leadership Team



JOANNE CREVOISERAT
Chief Executive Officer



TODD KAHN
CEO & Brand President, Coach



LIZ FRASER
CEO & Brand President, Kate Spade



GIORGIO SARNÉ
CEO & Brand President, Stuart Weitzman



SCOTT ROE
CFO & Head of Strategy



TOM GLASER
Chief Operations Officer



ANDREA SHAW RESNICK
Chief Communications Officer



NOAM PARANSKY
Chief Digital Officer



DAVID HOWARD
General Counsel and Secretary



SARAH DUNN
Global Human Resources Officer



YANN BOZEC
President, Tapestry Asia Pacific; CEO & President, Coach China

© 2021 Tapestry, Inc.

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 FY21 Overview & FY22 Outlook  © 2021 Tapestry, Inc.  8

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Fourth quarter results exceeded expectations, building on recent momentum

DELIVERED STRONG RESULTS TO CLOSE OUT THE YEAR, INCLUDING REVENUE AHEAD OF PRE-PANDEMIC LEVELS

- Maintained strength in Digital, while sequentially improving revenue trends in-stores on both a one and two-year basis
- Posted strong trends in Mainland China; realized continued topline momentum in North America
- Expanded overall gross margin through deliberate actions to lower promotional activity and raise AUR
- Generated operating income growth and margin expansion above both FY20 and FY19 levels for the fourth consecutive quarter

REMAIN CONFIDENT IN OUR ABILITY TO ACCELERATE GROWTH & PROFITABILITY

- Announced reinstatement of capital return programs, with a plan to return over $750 million to shareholders through dividends and share repurchases in FY22
- Ended the year with a strong balance sheet and cash position
- Initiated outlook for accelerated growth and profitability in FY22

Non-GAAP Financials.

9

 10  © 2021 Tapestry, Inc.    80 bps  GROSS MARGIN EXPANDED BY  VS. FY20 AND 450 BPS VS. FY19, SUPPORTED BY HIGHER AUR    900,000  IN NORTH AMERICA, RECRUITED OVER  NEW CUSTOMERS ACROSS BRANDS THROUGH E-COMMERCE CHANNELS    113%  DELIVERED Q4 REVENUE GROWTH OF  AGAINST FY20, EXCEEDING PRE-PANDEMIC SALES    35%  DROVE GLOBAL DIGITAL SALES   ABOVE FY20 ON LAST YEAR’S STRONG BASE    60%  MAINLAND CHINA REVENUE INCREASED APPROXIMATELY  COMPARED TO FY20    445%  REALIZED OPERATING INCOME GROWTH OF OVER  COMPARED TO LAST YEAR, A 9% INCREASE VS. FY19    Fourth Quarter Highlights  Performance highlights the traction of our Acceleration Program and the power of our brands  Non-GAAP Financials. FY21 4Q figures exclude the impact of the additional week (full reconciliation in the appendix).

 © 2021 Tapestry, Inc.  11  Delivered four consecutive quarters of operating income growth vs. FY20 and FY19, as revenue trends continued to improve sequentially    OPERATING INCOME (% GROWTH)  VS. FY20  REVENUE (% GROWTH)  Non-GAAP financials. Historical results include the headwinds associated with Covid-19 beginning in the third quarter of FY20. FY21 figures exclude the impact of the additional week in 4Q (full reconciliation in the appendix).     679%  113%  1Q21  2Q21  3Q21  4Q21  FY21  143%    447%  VS. FY19  1Q21  2Q21  3Q21  4Q21  FY21

Schott
COACH

Coach: 4Q Highlights

- Realized revenue growth of 117% versus prior year, representing an **increase of 2% compared to pre-pandemic levels**
- Drove **over 55% Digital growth** on top of the prior year's triple-digit increase
- Recruited **approximately 600,000 new customers** through e-Commerce channels in North America
- Achieved high single-digit **global handbag AUR growth**, representing an increase of roughly 35% on a two-year basis
- Deepened engagement with consumers by leaning into our brand values of inclusivity and authenticity to drive **increased reactivation**
- Continued to develop the brand's **iconic families**, creating a foundation for our product pipeline in future seasons

FY21 4Q figures exclude the impact of the additional week (full reconciliation in the appendix).

12

 © 2021 Tapestry, Inc.  13  Realized sequential improvement in revenue – growing 95% vs. prior year – fueled by improvements in the Direct business (excluding wholesale), which outpaced pre-pandemic levelsReactivated 550,000 customers in North America Digital channels, an increase of nearly 35% compared to the prior yearContinued to re-energize our core handbag offering while reducing SKU counts and remaining disciplined on promotionsGrew global handbag AUR by mid-single-digits for the quarterIncreased engagement on social channels, most notably with the viral happy dance campaign on TikTok, which has garnered 11 billion views and counting  Kate Spade: 4Q Highlights  © 2021 Tapestry, Inc.  13  Update imagery  FY21 4Q figures exclude the impact of the additional week (full reconciliation in the appendix).

Stuart Weitzman: 4Q Highlights

- **Realized a revenue increase of 146% compared to prior year**
- **Drove engagement with new and younger customers** through innovative takes on our iconic families
- **Increased penetration of dress styles** as in-person socialization began to return
- **Fueled continued momentum in China** – growing over 50% compared to FY20 – through tailored product offering, relevant marketing and a focus on Digital platforms
- Strengthened our relationship with Wholesale partners, which fueled **North America Wholesale ahead of pre-pandemic levels**

FY21 4Q figures exclude the impact of the additional week (full reconciliation in the appendix).

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 © 2021 Tapestry, Inc.  15  TAPESTRY  COACH  KATE SPADE  STUART WEITZMAN  NET REVENUE  $1.52B+113% vs. LY  $1.12B+117% vs. LY  $320M+95% vs. LY  $82M146% vs. LY  GROSS PROFIT  $1.09B71.7% margin  $840M74.9% margin  $208M64.9% margin  $45M55.2% margin  SG&A EXPENSES  $850M55.8% of sales   $497M44.3% of sales   $177M55.4% of sales   $49M60.5% of sales   OPERATING INCOME  $242M15.9% margin  $343M30.6% margin   $31M9.6% margin   $(4)M(5.3)% margin   EARNINGS PER DILUTED SHARE  $0.65vs. $(0.25) LY          Non-GAAP Financials. Tapestry SG&A includes Corporate segment expenses of $126M (not shown). FY21 4Q figures exclude the impact of the additional week (full reconciliation in the appendix).   4Q P&L Overview By Brand (13-Week Basis)

 16  © 2021 Tapestry, Inc.    300 bps  GROSS MARGIN EXPANDED BY OVER  AGAINST BOTH FY20 AND FY19    4M  IN NORTH AMERICA, RECRUITED NEARLY  NEW CUSTOMERS ACROSS BRANDS THROUGH E-COMMERCE CHANNELS    60%  DROVE CONTINUED STRENGTH IN MAINLAND CHINA, AS SALES GREW  VERSUS FY20, OR +40% COMPARED TO PRE-PANDEMIC LEVELS    $1.6B  REALIZED GLOBAL DIGITAL SALES OF  OR APPROXIMATELY 30% OF TOTAL SALES    14%  TOTAL COMPANY REVENUE GROWTH OF   COMPARED TO FY20    $1.2B  GENERATED FREE CASH FLOW OF  WHICH FUNDED INVESTMENTS AND THE FULL PAYDOWN OF OUR REVOLVER    FY21 Highlights  Delivered standout results, achieving record operating margin as Tapestry through fundamental changes to drive long-term, sustainable growth  Non-GAAP Financials. FY21 figures exclude the impact of the additional week in Q4 (full reconciliation in the appendix).

 © 2021 Tapestry, Inc.  17    Anticipated annual dividend rate of $1.00 per shareGoal to increase dividend at a faster rate than earnings growth over time    Reinstatement of Returns Programs    Announced a plan to return over $750M to shareholders in FY22, underscoring conviction in our ability to drive long-term sustainable gains     DECLARED QUARTERLY CASH DIVIDEND OF $0.25    REINSTATED SHARE REPURCHASE PROGRAM  Expect to repurchase approximately $500 million of stock in FY22 under the current authorization    OVER TIME, WITH FURTHER VISIBILITY INTO THE ENVIRONMENT, WE EXPECT TO MORE AGGRESSIVELY RETURN CASH TO SHAREHOLDERS

 © 2021 Tapestry, Inc.  18    Capital Allocation Priorities  Committed to driving organic growth, profitability and shareholder value over the long-term  to support strong returns and long-term profitable growth     REINVEST IN THE BUSINESS  through dividends and share repurchases    RETURN CAPITAL TO SHAREHOLDERS  In FY22, our dividend, share repurchase and the repayment of our July 2022 bonds are intended to approximately equal our projected free cash flow  1  2

 19    REVENUE  Mid-teens growth to ~$6.4B  GROSS MARGIN  Sustained strong margins  SG&A EXPENSE  Growth relatively in-line with sales, reflecting further investments, notably in marketing & Digital  OPERATING MARGIN  Modest expansion vs. prior year; mid-teens operating income growth  NET INTEREST EXPENSE  Approximately $65 million  TAX RATE  Approximately 18.5%  SHARE COUNT  Even with prior year, with share repurchase activity expected to offset dilution  DILUTED EPS  $3.30 to $3.35, reflecting leverage to the bottom line   CAPEX  Approximately $220M, with a focus on store development in China and Digital initiatives  FY22 EXPECTATIONS  Financial Outlook  Initiated financial outlook for accelerated growth and profitability in FY22, reflecting strong underlying business trends  © 2021 Tapestry, Inc.  Non-GAAP Financials. Outlook presented on a comparable 52-week basis. Due to the ongoing dynamic nature of the Covid-19 crisis and lack of visibility, financial results could differ materially from the current outlook due to a number of external events, including the potential for more widespread resurgences of the pandemic globally, further supply chain disruptions including potential production and distribution delays, or increased costs not contemplated in the Company’s estimates.

 Acceleration Program  © 2021 Tapestry, Inc.  20

   21  © 2021 Tapestry, Inc.    acceleration  we are accelerating growth & profitabilitywe are accelerating our focus on the consumerwe are accelerating with agility & urgency together  /akˌseləˈrāSH(ə)n/noun  the act of accelerating; increase of speed or velocity.

 22  © 2021 Tapestry, Inc.    Build significant data and analytics capabilities to drive decision-making and increase efficiencyOffer immersive customer experiences across our e-commerce and social channels Reevaluate the role of stores with an intent to optimize our fleet   Move with greater agilitySimplify internal processesEmpower teams to act quickly to meet the rapidly changing needs of the consumer  Operate with a clearly defined purpose and strategy for each brand and an unwavering focus on the consumer at the core of everything we do      LEVERAGE DATA & LEAD WITH A DIGITAL-FIRST MINDSET      TRANSFORM INTO A LEANER & MORE RESPONSIVE ORGANIZATION      SHARPEN OUR FOCUS ON THE CONSUMER  The Acceleration Program is focused on better meeting the needs of our customers  RESULTING IN ACCELERATING GROWTH & ENHANCED PROFITABILITY ACROSS THE PORTFOLIO

 23  © 2021 Tapestry, Inc.    Acceleration Program: 4Q Highlights  Non-GAAP Financials.  Continued to deliver an increase in number of repeat transactions versus prior year and reactivated lapsed customers across brands  Drove high-single digit revenue gains with Chinese consumers globally compared to pre-pandemic levels   Effectively reduced SKU counts by approximately 40% and improved assortment productivity, supported by data and analytics, resulting in strong overall AUR and gross margin  Optimized global fleet with 59 net closures in FY21 compared to FY20; Achieved $200 million of gross expense savings in FY21 through a streamlined organization and operating structure and remain on track to realize gross run-rate savings of $300 million in FY22  Recruited over 900,000 new customers through our e-commerce channels in North America, resulting in nearly 4 million new customers for the fiscal year, representing gains versus prior year

The foundational changes we have made through our Acceleration Program are fueling profit gains & structurally higher margins…

FOUNDATIONAL CHANGES

- Reduced total SKU counts by 40-45% across brands for the fiscal year
- Implemented tighter inventory management; inventory turn now tied to compensation
- Raised profitability threshold of stores; focused on optimizing the fleet, resulting in 59 net closures in FY21
- Streamlined organization and operating structure
- Continued to embed and utilize data across the organization to increase agility and responsiveness, notably through optimized assortment planning, informed pricing decisions and door clustering efforts

SUSTAINABLE GAINS

- Sustainably higher AUR and significant gross margin expansion
- Improved SKU productivity, in turn increasing inventory turn and providing clearer messages to consumers
- $300M in gross run-rate SG&A savings targeted for FY22, which, will help to fund investments in high-growth areas

© 2021 Tapestry, Inc.

24

         © 2021 Tapestry, Inc.  25  …and we are transitioning to a period of sustainable, demand-driven revenue and profit growth to fully unlock the flywheel  Channels  Products  Brands  DRIVING RECRUITMENT OF NEW CUSTOMERS  INCREASING RETENTION AND LIFETIME VALUE OF EACH CUSTOMER      Revenue & Profit Growth    Purpose-ledAccessible luxury  Design-forwardFocused assortmentInformed by data  Direct to consumer modelOutsized opportunity in China & digital

   © 2021 Tapestry, Inc.  26        CONSUMER INSIGHTS  GLOBALLY DIVERSIFIED SUPPLY CHAIN  DIGITAL INFRASTRUCTURE & CAPABILITIES  ACCESS TO GLOBAL TALENT  TAPESTRY’S DIFFERENTIATED PLATFORM PROVIDES:  Tapestry is an enabling platform that enhances opportunities for our brands

 © 2021 Tapestry, Inc.  27  “We delivered standout results in Fiscal 2021 – a transformational year for Tapestry. Through our Acceleration Program, we sharpened our focus on the consumer, leaned into digital and data and became a more agile organization. Overall, we remain confident in our ability to accelerate growth and profitability across our portfolio long-term, enhancing value for all stakeholders .”   JOANNE CREVOISERAT, CHIEF EXECUTIVE OFFICER

 Overview by Brand  © 2021 Tapestry, Inc.  28

 © 2021 Tapestry, Inc.  29

   © 2021 Tapestry, Inc.

 © 2021 Tapestry, Inc.  Being genuine and real has always been part of our ethos and part of the impact we make. Today, our customers seek meaningful connection and something real. This can only happen when they feel like they can be their true selves. Over time, we’ve learned that courage is contagious, and that when you are vulnerable enough to be yourself, you inspire others to do the same. Today the need in the world we fulfill is to inspire the… Courage to be real.  OUR VISION

 © 2021 Tapestry, Inc.  32  As of FY21. FY21 revenue figure excludes the impact of the additional week in Q4 (full reconciliation in the appendix).   50+  COUNTRIES  9,900  EMPLOYEES  DIRECTLY OPERATED STORES  939  NET SALES  $4.2B

 © 2021 Tapestry, Inc.  33  Coach Revenue Breakdown    As of FY21.  Direct to consumer focused brand with diversified product categories & geographies  Women’s handbags

Coach FY22 Growth Strategies

INCREASE MARKET SHARE

- Drive AUR and unit growth
- Continue to develop iconic families
- Emphasize approachable and inclusive messaging and consistent global positioning

INVEST AND GROW IN DIGITAL

- Deliver differentiated and compelling omni-channel experiences
- Pioneer innovative formats to sustain digital leadership and recruit younger customers

CONTINUE TO DRIVE GROWTH IN CHINA

- Capitalize on market trends of the emerging middle class and increased digitalization
- Drive brand heat and increase awareness through investment dedicated capsules and marketing activations

GROW MEN'S

- Expand lifestyle
- Build brand awareness
- Increase presence in Asia
- Deliver revenue of $1B in the category over the planning horizon

© 2021 Tapestry, Inc.

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 © 2021 Tapestry, Inc.  35

 © 2021 Tapestry, Inc.  JOY COLORS LIFESince its launch in 1993 with a collection of six essential handbags, Kate Spade New York has always been colorful, bold and optimistic. Today it is a global lifestyle brand that designs extraordinary things for the everyday, delivering seasonal collections of handbags, ready-to-wear, jewelry, footwear, gifts, home décor and more. Known for its rich heritage and unique brand DNA, Kate Spade New York offers a distinctive point of view and celebrates communities of women around the globe who live their perfectly imperfect lifestyles.  OUR VISION

 38  40+  COUNTRIES  4,000  EMPLOYEES  DIRECTLY OPERATED STORES  407  NET SALES  $1.2B  As of FY21. FY21 revenue figure excludes the impact of the additional week in Q4 (full reconciliation in the appendix).

 © 2021 Tapestry, Inc.  39  Kate Spade Revenue Breakdown    As of FY21.  Opportunity to build out handbag offering, while maximizing positioning as a lifestyle brand

Kate Spade FY22 Growth Strategies

MAINTAIN A CONSUMER-CENTRIC APPROACH

- Fulfill our promise as a lifestyle brand representing joy, optimism and color
- Engage newly acquired, re-activated and existing customers to drive higher lifetime value

CONTINUE TO BUILD OUT CORE PRODUCT PLATFORMS

- Amplify recent product introductions

DRIVE BRAND HEAT

- Reinforce brand messaging through unique, best-in-class storytelling on a multi-category platform
- Deploy marketing focused on our Kate Spade community, particularly in social channels

MAXIMIZE LIFESTYLE POSITIONING

- Strengthen the foundation of ready-to-wear, footwear and jewelry

GROW DIGITAL

- Improve omni-channel experience and store productivity
- Elevate strong digital platform to engage customers through a full brand expression

© 2021 Tapestry, Inc.

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 © 2021 Tapestry, Inc.  41

 42

 © 2021 Tapestry, Inc.  43  Stuart Weitzman shoes are designed for high fashion and high function. Known for over 35 years for its artisanal Spanish craftsmanship and precisely-engineered fit, the luxury footwear brand inspires women around the world to shine with confidence with every step.  OUR VISION

 44    30+  COUNTRIES  800  EMPLOYEES  DIRECTLY OPERATED STORES  104  NET SALES  $280M  As of FY21. FY21 revenue figure excludes the impact of the additional week in Q4 (full reconciliation in the appendix).

 © 2021 Tapestry, Inc.  45    As of FY21.  Remain focused on key geographies & channels with a compelling footwear assortment  STUART WEITZMAN REVENUE BREAKDOWN

SW

STUART WEITZMAN FY22 GROWTH STRATEGIES

RETURN TO PROFITABILITY

- Build on momentum to realize operating income
- Focus on high-growth areas, including Digital and China
- Leverage foundational changes made in FY21

RECRUIT AND ENGAGE CUSTOMERS

- Create product that sparks desire
- Focus on 'must-have' launches, featuring icons, key items and capsule collections
- Lean into bridal and dress categories as in-person socialization begins to return

DRIVE BRAND HEAT

- Emphasize consistent content and cultural relevance anchored in key styles
- Win share of voice with high-impact talent and culturally relevant moments

FUEL CONTINUED GROWTH IN CHINA

- Expand our footprint and further invest in digital
- Increase cultural relevance with dedicated capsules

ACCELERATE WHOLESALE PARTNERSHIPS

- Build upon momentum in FY21
- Continue to expand footprint in key accounts

© 2021 Tapestry, Inc.

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 Our Social FabricCorporate Responsibility Strategy & 2025 Goals  © 2021 Tapestry, Inc.  47

 Corporate Responsibility Strategy & Goals  Built on our values, our 2025 Corporate Responsibility strategy & goals solidify our commitment to responsible citizenship, as we recognize our role as a leader in our industry to effect real, measurable change. Addressing pressing global issues and contributing to a world that is inclusive, sustainable and safe is a responsibility that we all share.  © 2021 Tapestry, Inc.  48  OUR PEOPLE. OUR PLANET. OUR COMMUNITIES.

 49  Introduced New, Bold ESG Commitments  Combating climate change and advancing equity and opportunity through newly established $50 million Tapestry Foundation  Tying 10% of Tapestry leadership’s annual incentive compensation to equity, inclusion and diversity goals beginning in FY22   Providing all global employees one paid volunteer day per year  Doubling the scale of our prior 2025 goal to give workers in factories across our supply chain access to empowerment programs, increasing reach to 100,000 people  Committing to 100% renewable electricity in Tapestry’s stores, offices and fulfillment centers by 2025

   © 2021 Tapestry, Inc.  50  2025 GOALSBuild diversity in North America Tapestry and brand leadership teams by increasing the number of North America-based ethnic minority leaders to better reflect the company’s general corporate population.Reduce gender and ethnicity differences in the Employee Inclusion Index scores from our Employee Engagement Survey.Demonstrate a focus on career progression, development and mobility by filling 60% of leadership roles (VP+) internally.Enable employees to manage their work and personal life balance by achieving a global core benefit standard for self-care, parental and family care leave policies.  Our People  OUR SOCIAL FABRIC  1

   51  RECENT MILESTONESBeginning in September 2021, all U.S. Tapestry employees will earn a wage of at least $15 per hour. Established four Employee Resource Groups (ERGs), including our newest ERG, The Asian Heritage Alliance. Maintained a Board of Directors with ethnic, gender and nationality diversity. 92% of store managers, 97% of leadership and 96% of U.S. Corporate teams completed eLearning on inclusion.Recognized on the Forbes 2020 Best Employers for Diversity List for the third consecutive year. Achieved sixth consecutive score of 100 on the Human Rights Campaign Corporate Equality Index; designated as a Best Place to Work for LGBTQ Equality.   OUR SOCIAL FABRIC  Our People  1

OUR SOCIAL FABRIC

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2 *Our Planet*

2025 GOALS

- Achieve a 20% reduction in absolute Scope 1 & Scope 2 CO_2e emissions & 20% reduction in absolute Scope 3 emissions from freight shipping over a 2017 baseline.
- Attain a 95% traceability & mapping of our raw materials to ensure a transparent & responsible supply chain.
- Ensure that 90% of leather is sourced from Silver and Gold-rated Leather Working Group tanneries.
- Achieve 75% recycled content in packaging and 25% reduction in North America corporate & distribution center waste.
- Achieve a 10% reduction in water usage across Tapestry and its supply chain.

Photo courtesy of Friends of the High Line.

52

   53  RECENT MILESTONESInitiated supply chain mapping and began working towards achieving 95% traceability and mapping of raw materials.Achieved 87% landfill diversion for corporate and distribution center locations.Sourced 67% of leather from Leather Working Group Silver- and Gold-rated tanneries, with 94% achieving a PASS or higher.Repaired 28,258 Coach products – roughly 85% of all products sent to the brand – and partnered with graduate students to research the lifecycle impact of extending the life of products through repair and design.   OUR SOCIAL FABRIC  Our Planet  2

   © 2021 Tapestry, Inc.  54  2025 GOALSDedicate 100,000 volunteer service hours completed by our employees around the globe.Give $75M in financial and product donations to nonprofit organizations globally.Provide 100,000 people crafting Coach, kate spade new york and Stuart Weitzman products access to empowerment programs during the workday.  OUR SOCIAL FABRIC  Our Communities  3

OUR SOCIAL FABRIC

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3 *Our Communities*

RECENT MILESTONES

- Committed more than $28 million in charitable giving from Tapestry, its brands, the Coach Foundation and the kate spade new york foundation in fiscal 2020, which included over $10.5 million for Covid-19 global relief and recovery efforts.
- In FY21, employees volunteered over 31,000 hours, bringing the cumulative total to over 42,000 hours since establishing the goal in 2019.
- Matched $350,000 in charitable donations through our Foundations' employee matching gift program.
- Supported 55 organizations addressing racial and social justice issues through the Company's 2:1 employee charitable matching gifts program.

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 Appendix  © 2021 Tapestry, Inc.  57

 © 2021 Tapestry, Inc.  58  The Company reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). The Company's management does not, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Further, the non-GAAP measures utilized by the Company may be unique to the Company, as they may be different from non-GAAP measures used by other companies. The financial information presented has been presented both including and excluding the effect of certain items impacting comparability related to the CARES Act Tax Impact in fiscal 2021, Impairment costs and Acceleration Program costs in fiscal 2021 and 2020, and ERP Implementation and Organization-related and Integration charges in fiscal 2020. The Company has also presented the impact of the 14th week for the fourth quarter of fiscal year 2021 on revenue, gross profit, SG&A and operating income for the Company and each segment, and earnings per diluted share for the Company. Management utilizes these non-GAAP measures to conduct and evaluate its business during its regular review of operating results for the periods affected and to make decisions about Company resources and performance. The Company believes presenting these non-GAAP measures, which exclude items that are not comparable from period to period, is useful to investors and others in evaluating the Company’s ongoing operating and financial results in a manner that is consistent with management’s evaluation of business performance and understanding how such results compare with the Company’s historical performance.

 © 2021 Tapestry, Inc.  59  GAAP to non-GAAP reconciliation  For the quarter ended July 3, 2021    in millions, except per share data; unaudited  GAAP BASIS(AS REPORTED)  IMPAIRMENT  ACCELERATION PROGRAM  NON-GAAP BASIS(EXCLUDING ITEMS)  Coach  $898.0  $8.1  $—  $889.9  Kate Spade  221.0  —  —  221.0  Stuart Weitzman  47.1  —  —  47.1   Gross profit(1)  1,166.1  8.1  —  1,158.0            Coach  519.3  —  0.7  518.6  Kate Spade  185.8  —  0.1  185.7  Stuart Weitzman  50.1  —  (1.2)  51.3  Corporate  151.2  —  21.3  129.9   Selling, general and administrative expenses  906.4  —  20.9  885.5            Coach  378.7  8.1  (0.7)  371.3  Kate Spade  35.2  —  (0.1)  35.3  Stuart Weitzman  (3.0)  —  1.2  (4.2)  Corporate  (151.2)  —  (21.3)  (129.9)   Operating income (loss)  259.7  8.1  (20.9)  272.5            Provision for income taxes  42.4  2.0  (2.2)  42.6  Net income (loss)  199.8  6.1  (18.7)  212.4  Net income (loss) per diluted common share  0.69  0.02  (0.07)  0.74  (1) Adjustments within Gross profit are recorded within Cost of sales.

 © 2021 Tapestry, Inc.  60    in millions, except per share data; unaudited  NON-GAAP BASIS(EXCLUDING ITEMS)  COACH  KATE SPADE  STUART WEITZMAN  CORPORATE  NON-GAAP BASIS(EXCLUDING ITEMS & 14TH WEEK)  Net revenue  $1,615.4  $67.7  $21.7  $3.3  $—  $1,522.7  Gross profit  1,158.0  50.3  13.3  2.0  —  1,092.4  Selling, general and administrative expenses  885.5  21.7  8.6  1.8  3.5  849.9  Operating Income  272.5  28.6  4.7  0.2  (3.5)  242.5  EPS  0.74  —  —  —  —  0.65  (1) Adjustments within Gross profit are recorded within Cost of sales.  FY21 14th Week Impact on Q4 Results(Non-GAAP)

 © 2021 Tapestry, Inc.  61  GAAP to non-GAAP reconciliation  For the year ended July 3, 2021    (1) Adjustments within Gross profit are recorded within Cost of sales.  in millions, except per share data; unaudited  GAAP BASIS(AS REPORTED)  CARES ACT TAX IMPACT  IMPAIRMENT  ACCELERATION PROGRAM  NON-GAAP BASIS(EXCLUDING ITEMS)  Coach  $3,149.0  $—  $8.1  $—  $3,140.9  Kate Spade  768.4  —  —  —  768.4  Stuart Weitzman  164.5  —  —  —  164.5   Gross profit(1)  4,081.9  —  8.1  —  4,073.8              Coach  1,836.9  —  20.4  21.9  1,794.6  Kate Spade  659.9  —  19.3  4.4  636.2  Stuart Weitzman  173.1  —  6.1  (2.5)  169.5  Corporate  444.0  —  —  65.8  378.2   Selling, general and administrative expenses  3,113.9  —  45.8  89.6  2,978.5              Coach  1,312.1  —  (12.3)  (21.9)  1,346.3  Kate Spade  108.5  —  (19.3)  (4.4)  132.2  Stuart Weitzman  (8.6)  —  (6.1)  2.5  (5.0)  Corporate  (444.0)  —  —  (65.8)  (378.2)   Operating income (loss)  968.0  —  (37.7)  (89.6)  1,095.3              Provision for income taxes  63.1  (95.0)  (7.8)  (17.6)  183.5  Net income (loss)  834.2  95.0  (29.9)  (72.0)  841.1  Net income (loss) per diluted common share  2.95  0.31  (0.10)  (0.23)  2.97 tapestry

GAAP to non-GAAP reconciliation

For the quarter ended June 27, 2020

in millions, except per share data; unaudited	GAAP BASIS (AS REPORTED)	ERP IMPLEMENTATION	ORGANIZATION-RELATED & INTEGRATION COSTS	IMPAIRMENT	ACCELERATION PROGRAM	NON-GAAP BASIS (EXCLUDING ITEMS)
Coach	$381.0	$–	$–	$–	$–	$381.0
Kate Spade	106.5	–	–	–	–	106.5
Stuart Weitzman	11.4	–	–	–	(8.4)	19.8
Gross profit[1]	**498.9**	**–**	**–**	**–**	**(8.4)**	**507.3**
Coach	412.0	–	0.6	58.8	18.5	334.1
Kate Spade	175.2	–	(1.0)	26.2	13.6	136.4
Stuart Weitzman	92.4	–	(0.1)	32.0	17.6	42.9
Corporate	99.3	4.9	1.8	–	28.9	63.7
Selling, general and administrative expenses	**778.9**	**4.9**	**1.3**	**117.0**	**78.6**	**577.1**
Coach	(31.0)	–	(0.6)	(58.8)	(18.5)	46.9
Kate Spade	(68.7)	–	1.0	(26.2)	(13.6)	(29.9)
Stuart Weitzman	(81.0)	–	0.1	(32.0)	(26.0)	(23.1)
Corporate	(99.3)	(4.9)	(1.8)	–	(28.9)	(63.7)
Operating income (loss)	**(280.0)**	**(4.9)**	**(1.3)**	**(117.0)**	**(87.0)**	**(69.8)**
Provision for income taxes	**(7.0)**	**(0.3)**	**15.7**	**6.2**	**(8.4)**	**(20.2)**
Net income (loss)	**(293.8)**	**(4.6)**	**(17.0)**	**(123.2)**	**(78.6)**	**(70.4)**
Net income (loss) per diluted common share	**(1.06)**	**(0.02)**	**(0.06)**	**(0.45)**	**(0.28)**	**(0.25)**

(1) Adjustments within Gross profit are recorded within Cost of sales.

© 2021 Tapestry, Inc.

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tapestry

GAAP to non-GAAP reconciliation

For the year ended June 27, 2020

in millions, except per share data; unaudited	GAAP BASIS (AS REPORTED)	ERP IMPLEMENTATION	ORGANIZATION-RELATED & INTEGRATION COSTS	IMPAIRMENT	ACCELERATION PROGRAM	NON-GAAP BASIS (EXCLUDING ITEMS)
Coach	$2,411.6	$–	$(0.1)	$(61.9)	$–	$2,473.6
Kate Spade	682.9	–	(1.2)	(32.3)	–	716.4
Stuart Weitzman	144.8	–	(4.3)	(9.8)	(8.4)	167.3
Gross profit[1]	**3,239.3**	**–**	**(5.6)**	**(104.0)**	**(8.4)**	**3,357.3**
Coach	1,822.2	–	0.5	116.7	18.5	1,686.5
Kate Spade	782.2	–	0.1	92.9	13.6	675.6
Stuart Weitzman	766.2	–	(2.0)	526.7	17.6	223.9
Corporate	419.5	28.5	29.2	–	28.9	332.9
Selling, general and administrative expenses	**3,790.1**	**28.5**	**27.8**	**736.3**	**78.6**	**2,918.9**
Coach	589.4	–	(0.6)	(178.6)	(18.5)	787.1
Kate Spade	(99.3)	–	(1.3)	(125.2)	(13.6)	40.8
Stuart Weitzman	(621.4)	–	(2.3)	(536.5)	(26.0)	(56.6)
Corporate	(419.5)	(28.5)	(29.2)	–	(28.9)	(332.9)
Operating income (loss)	**(550.8)**	**(28.5)**	**(33.4)**	**(840.3)**	**(87.0)**	**438.4**
Provision for income taxes	**27.9**	**(6.0)**	**3.8**	**(55.3)**	**(8.4)**	**93.8**
Net income (loss)	**(652.1)**	**(22.5)**	**(37.2)**	**(785.0)**	**(78.6)**	**271.2**
Net income (loss) per diluted common share	**(2.34)**	**(0.08)**	**(0.13)**	**(2.82)**	**(0.28)**	**(0.97)**

(1) Adjustments within Gross profit are recorded within Cost of sales.

© 2021 Tapestry, Inc.

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